UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007
CHECKFREE CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware	0-26802	58-2360335

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)
4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On February 15, 2007, CheckFree Corporation (the “Company”) accepted the resignation of Matthew S. Lewis as Executive Vice President of the Company and Executive Vice President and General Manager of CheckFree Services Corporation (“CheckFree Services”), effective as of February 23, 2007.
     (e) In connection with Mr. Lewis’ resignation, Mr. Lewis entered into a Letter Agreement, dated February 16, 2007, with CheckFree Services (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Lewis will continue to receive his salary and benefits through February 23, 2007. Thereafter, Mr. Lewis will receive severance equal to one year of his current salary (the “Severance Payment”). The Severance Payment will be paid in equal installments on the regular, periodic pay days of CheckFree Services (the “Severance Period”). In the event that Mr. Lewis finds subsequent employment during the Severance Period, the Severance Payment will terminate the pay period following the start date of his new employment. In addition to the Severance Payment, Mr. Lewis will be entitled to continue receiving benefits under the Company’s Medical Plan and Dental Plan during the Severance Period.
     The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10(a) and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:

Exhibit
Number	Exhibit Description

10(a)	Letter Agreement, dated February 16, 2007, between Matthew S. Lewis and CheckFree Services Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CheckFree Corporation
Date: February 22, 2007	By:	/s/ David E. Mangum
David E. Mangum, Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10(a)	Letter Agreement, dated February 16, 2007, between Matthew S. Lewis and CheckFree Services Corporation.

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